DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (“Agreement”) dated as of May 13, 2020 (“Effective Date”) is made by and between Sonic Foundry, Inc., a Maryland corporation (the “Company”), and Mark D. Burish, the Chairman of the Board of Directors of the Company and a resident of the state of Wisconsin (“Burish”) (Company and Burish are sometimes referred to collectively as the “Parties”).

WHEREAS, on February 28, 2019, the Company and Burish entered into a Note Purchase Agreement (the "Note Purchase Agreement"), and the terms and conditions of the Note Purchase Agreement were considered, reviewed, authorized and approved by the Special Committee of Disinterested and Independent Directors of the Company (“Special Committee”); and

WHEREAS, the Note Purchase Agreement provides for Burish to loan the Company (a) on the initial closing date, an aggregate principal amount of $3,000,000, and (b) two additional tranches, each in the amount of $1,000,000, payable at any time prior to the first anniversary of the Note Purchase Agreement (the “Loans”), and the Loans were evidenced by subordinated secured promissory notes in an aggregate principal amount of up to $5,000,000 (collectively “Promissory Notes”); and

WHEREAS, Burish in fact did loan to the Company the full amount of the Loans in an aggregate principal amount of $5,000,000, by funding $3,000,000 as of the initial closing date of February 28, 2019, an additional $1,000,000 on March 31, 2019, and the final $1,000,000 on April 30, 2019; and

WHEREAS, under the terms of the Promissory Notes, (a) interest shall accrue on the unpaid principal balance at the variable per annum rate equal to the Prime Rate (as defined) plus four percent (4.00%), (b) the outstanding principal balance of the Promissory Notes, together with all unpaid accrued unpaid interest, plus all other outstanding and unpaid obligations, shall become due and payable on February 28, 2024 (the "Maturity Date"), (c) payments of principal shall be paid in installments of $100,000 each on the last day of each month beginning August 31, 2020 and continuing through the Maturity Date, and (d) the Promissory Notes are secured by substantially all the Company's assets, including intellectual property, subordinate however to the rights of Partners for Growth V, L.P.; and

WHEREAS, on November 22, 2019, Burish and the Company entered into a Note Modification Agreement deferring all interest payments due at the end of each calendar month beginning April 30, 2019 and continuing through and including July 31, 2020 (the “Modification Agreement”); and

WHEREAS, on March 24, 2020, the Company entered into a First Amendment to the Modification Agreement pursuant to which the first-year anniversary fee due on February 28, 2020 is to be deferred (the “First Amendment”); and

WHEREAS, the aggregate outstanding amounts payable in respect of the Loans as of the date hereof is $5,573,615.58 (“Outstanding Debt”); and

WHEREAS, Burish and the Company have agreed to recapitalize the Company by converting the Outstanding Debt into the common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Conversion”); and

WHEREAS, the terms and conditions of the Conversion have been negotiated by and recommended by the Special Committee and approved by all of the disinterested directors of the Company; and

WHEREAS, Burish is desirous of converting the Outstanding Debt into Common Stock on the terms and conditions set forth below;

WHEREAS, the Special Committee’s independent financial advisor has advised the Special Committee in its capacity as such that the conversion price of $5.00 is fair from a financial point of view to the Company’s common shareholders other than Burish in connection with the Conversion of the Outstanding Debt; and

WHEREAS, the Special Committee and all disinterested members of the Board of Directors of the Company have determined that the Conversion is in the best interests of the Company and its stockholders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Conversion.

As of the effective date, Burish and the Company hereby agree to convert the Outstanding Debt into that number of shares of Common Stock rounded down to the nearest whole number equal to the Outstanding Debt divided by a conversion price of $5.00, and the Company will deliver cash in lieu of the related fractional share in an amount equal to the product of (a) such fraction and (b) $5.00.

2.  Representations, Warranties and Covenants of the Company.

(i)
all consents, approvals, authorizations and orders necessary for the execution and delivery by Company of this Agreement and for the transactions contemplated hereunder, have been obtained, and the Company has the corporate power and authority necessary to enter into this Agreement and to perform the transactions hereunder except for such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on Company or Company’s ability to perform its obligations hereunder;

(ii)
the execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Company is a party or by which Company is bound or to which any of the property or assets of Company is subject, (B) result in any violation of the provisions of the charter or by-laws of Company or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over Company, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on Company or Company’s ability to perform its obligations hereunder and thereunder;

(iii)
this Agreement has been duly authorized, and when executed and delivered by Company and will constitute a valid and legally binding agreement of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(iv)
the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing (to the extent such concept exists) in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing (to the extent such concept exists) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on Company or on the performance by Company of its obligations under this Agreement;

(v)
upon delivery to Burish of a certificate endorsed in blank by an effective endorsement, Burish will acquire good and marketable title to such certificates and the shares of Common Stock represented thereby, free of any liens, encumbrances and adverse claims; and

(vi)
the Company has made its own independent inquiry as to the legal, tax and accounting aspects of the transaction contemplated by this Agreement, and Company has not relied on Burish or his legal counsel or other advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement.

3.  Representations, Warranties and Covenants of Burish

(i)Title to Promissory Notes. Burish is the sole owner and holder of the Promissory Notes and has the authority and right to sell, assign, transfer and convert such Promissory Notes as set forth in this Agreement, and the Promissory Notes are free and clear of any and all liens, claims, pledges, participations, charges, security interests or encumbrances of any nature.

(ii)Authorization. Burish has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation.

(iii)Necessary Action. Upon the effectiveness of the Conversion, the Note Purchase Agreement, the Modification Agreement, the Promissory Notes, and all documents and instruments relating to the Loans shall terminate and be of no further force or effect, and Burish shall promptly take any and all actions necessary to release any and all liens, security interests and other encumbrances relating to the Company’s tangible or intangible assets.

(iv)Receipt of Information. Burish has received all the information he considers necessary or appropriate for deciding whether to convert the Outstanding Debt. Burish further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the conversion, properties, prospects and financial condition of the Company.

(v)To Be Purchased Entirely For Own Account. Burish represents to the Company that the Common Stock to be acquired upon the Conversion will be acquired for investment for Burish’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and Burish has no present intention of selling, granting any participation in or otherwise distributing the same.

(vi)Restricted Securities. Burish understands that the Common Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of Common Stock or an available exemption from registration under the Securities Act, the shares must be held indefinitely. Furthermore, Burish is aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(vii)Legend. To the extent applicable, each certificate shall be endorsed with the legend substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR THE HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.
4. Release of Company.
Burish on behalf of himself, his successors, assigns and affiliates, and any person claiming by, through or under Burish (collectively, the “Releasing Parties”), hereby releases and forever discharges Company  and each of their respective officers, directors, shareholders, members, principals, managers, employees, representatives, agents, servicers, operating advisors, other advisors and consultants, attorneys, predecessors, successors and assigns, and all persons acting on their behalf (all such persons being collectively referred to as the “Released Parties”), of and from any and all causes of action, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, judgments, debts, controversies, damages, costs, losses and expenses, and remedies of whatsoever kind and nature that he or any other Releasing Party has or may in the future have against the Company or any other Released Parties, and in any manner on account of, arising out of or related (directly or indirectly) to the transactions contemplated by this Agreement, the Note Purchase Agreement, the Promissory Notes, the Modification, the First Amendment, and any other agreement pertaining to the Loan (the “Loan Documents”), whether known or unknown, past, present or future, latent or patent, suspected or unsuspected, anticipated or unanticipated, each as though fully set forth herein at length (including, without limitation based on fraud, duress, waiver, bad faith, negotiation (the “Released Matters”); provided, however, that the Released Matters shall not include, and Burish does not release Company from, any claims or causes of action arising by reason of Company’s material breach of this Agreement (including, without limitation, any material breach of the Company’s representations). The foregoing waiver and release includes claims of which the Releasing Parties are presently unaware or which the Releasing Parties do not presently suspect to exist which, if known by the Releasing Parties, would materially affect the Releasing Parties’ release of the Released Parties, and including without limitation any and all claims that are direct and/or indirect, contingent or matured, or of whatever kind or nature, for or because of any matter or things done, omitted or permitted to be done by any of the Released Parties, at law or in equity. Burish on behalf of himself and each other Releasing Parties (a) understands, acknowledges and agrees that the waiver and release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against or dismissal of any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release, (b) agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the waiver and release set forth above, (c) agrees, represents and warrants that each realizes and acknowledges that factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in light of that realization and that the Releasing Parties nevertheless hereby intend to release, discharge and acquit the Released Parties from any and all such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which in any way arise out of, are connected with, or relate to, the Loan Documents. Burish hereby represents and warrants that (i) he owns all of the purported claims, rights, demands and causes of action that are being released by the foregoing release and that no other person has any interest in said claims, rights, demands or causes of action whether by reason of any contract or dealing with the Releasing Parties or otherwise, and (ii) Burish has not assigned to any other person all or any part of such claims, rights, demands or causes of action. Burish hereby acknowledges, represents and warrants that he has had advice of counsel of his own choosing in negotiations for and the preparation of the foregoing release, that he has read the foregoing release or has had the same read by his counsel, that he has had the within release fully explained by such counsel, and that he is fully aware of its contents and legal effect.

5.  Registration Rights.

To the extent that the any class of shareholders of the Company are allowed to sell any of the Company’s Common Stock (the “Selling Shareholders”) or other securities into which such equity interests may convert (in either case, a “Company Security”) in a registered offering, Burish shall have the right to sell in the same registered offering, on the same terms as the Selling Shareholders, the same percentage of the aggregate shares of Common Stock that the Selling Shareholders are selling.

7.  Governing Law.

This Agreement shall be governed and construed by the laws of the State of Wisconsin, without reference to the choice of laws rules of such state.
8.  Fees and Expenses.
Each party hereto shall pay all of its own costs and expenses (including the fees of its own counsel) incurred in connection with this Agreement and the transactions contemplated hereby.
9. Further Assurances.
The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.
10. Notices.
All communications hereunder shall be in writing and addressed to the applicable party at the address set forth below or to such other address as such party may specify in writing:

If to Burish, to:

Mark D. Burish
c/o Hurley Burish S.C.
222 West Washington Ave.
Madison, Wisconsin
Attention: Mark D. Burish
mburish@hurleyburish.com

If to Company, to:

Sonic Foundry, Inc. 222 West Washington
Madison, Wisconsin 53703
Attention: Michael Norregaard
Email: Michael.Norregaard@sonicfoundry.com

with a copy (which shall not constitute notice) to:

Gordon Feinblatt LLC
233 East Redwood Street Baltimore, Maryland 21202 Attention: Abba Poliakoff Email: apoliakoff@gfrlaw.com

and

McBreen & Kopko LLP 209 West Jackson Chicago, Illinois 60605 Attention: Frederick H. Kopko, Jr. fhkopko@mmklaw.com

11.  Successors and Assigns.

This Agreement shall be binding upon each party hereto and its respective successors and assigns.

12.  Severability.

If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

13.  Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

14.  Interpretation.

All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.
15.  Counterparts; Third-Party Beneficiaries.
This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

SONIC FOUNDRY, INC., a Maryland corporation

By:___/s/ Michael Norregaard_________
Name: Michael Norregaard
Title: Chief Executive Officer

MARK D. BURISH

_____/s/ Mark D. Burish______________

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